Exhibit 99.1

AGILE THERAPEUTICS UPDATES SECOND QUARTER 2022 GUIDANCE

July 12, 2022

Twirla® Demand Guidance (Total Cycles) Expected to be at Midpoint of Guided Range

Operating Expenses (OPEX) Expected to be Below Guided Range

PRINCETON, N.J., July 12, 2022 (GLOBE NEWSWIRE) -- Agile Therapeutics, Inc. (Nasdaq: AGRX), a women's healthcare company, announced that it has updated its second quarter 2022 Twirla demand (total cycles) and operating expense (OPEX) guidance that was initially provided on May 24, 2022.

The Company previously guided Twirla demand for the second quarter 2022 to be in the range of 20,000 to 22,000 cycles and now believes demand will be at the mid-point of that range (21,000 to 21,500 cycles), which represents approximately 26% to 30% quarter-on-quarter growth. The updated Twirla demand guidance reflects continued progress made in both the retail and non-retail channels, with the non-retail channel showing significant quarter over quarter growth via the Company’s partnership with Afaxys.

Additionally, the Company previously guided OPEX for the second quarter 2022 to be in the range of $12.5 million to $13.5 million and now believes OPEX will be below the low end of the previously guided range. The Company expects OPEX will be in the range of $11.5 million to $12.5 million, with the change primarily attributable to optimization of the Twirla sales force and marketing efforts to better focus on the most productive territories with high volume and favorable third-party reimbursement as well as the optimization of expense across all general and administrative areas.

The preliminary results set forth above are based on management’s initial review of our operations for the quarter ended June 30, 2022 and are subject to revision based upon our quarter-end closing procedures and the completion of the review of our quarter-end financial statements. Our independent registered public accounting firm has not reviewed these preliminary financial results. Actual results may differ materially from these preliminary results as a result of the completion of quarter-end closing procedures, final adjustments, and other developments arising between now and the time that our financial results are finalized. In addition, these preliminary results are not a comprehensive statement of our financial results for the quarter ended June 30, 2022, should not be viewed as a substitute for full, finalized financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of our results for any future period.

About Agile Therapeutics, Inc.
Agile Therapeutics is a forward-thinking women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Twirla and our product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Twirla® and our pipeline products are based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

About Prescription Data
The Company receives prescription data for Twirla from Symphony Health Solutions, and the data are not created or owned by the Company. Prescription data are available through other subscription services as well, such as IQVIA. The prescription data terms are defined as follows: Twirla cycles dispensed are the number of 3-patch packages dispensed. Each 3-patch package represents one 28-day cycle of therapy. Total Cycles Dispensed represents every cycle dispensed from both retail and non-retail channels. Retail channels include retail pharmacies, mail order, and long-term care while non-retail channels include clinics and hospitals and other entities where prescriptions are dispensed directly to the patient. Total prescriptions (TRx) are the total number of prescriptions dispensed through the retail channels. This represents both new and refill prescriptions. New prescriptions (NRx) are new prescriptions dispensed through retail channels. Refill prescriptions (RRx) are refill prescriptions filled through retail channels. Total prescribers are the cumulative number of prescribers whose prescriptions were filled through retail channels since launch.

Forward-Looking Statement
Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our financial status, including our expectations regarding second quarter 2022 operating expenses and Twirla total cycles, the growth of Twirla and the momentum of such growth, the success of our key initiatives and their effect on our results, and the execution of the Company’s commercial plan. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the preparation and finalization of our second quarter 2022 financial results, our ability maintain regulatory approval of Twirla, our ability to successfully commercialize Twirla, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla, our strategy, business plans and focus, and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:  Matt Riley Head of Investor Relations mriley@agiletherapeutics.com